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                                                                   EXHIBIT 10.42



                      CONTRIBUTION AND ASSUMPTION AGREEMENT



                                 BY AND BETWEEN



                             FIRSTCITY FUNDING L.P.


                                       AND



                           DRIVE FINANCIAL SERVICES LP







                                AUGUST ___, 2000
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                      CONTRIBUTON AND ASSUMPTION AGREEMENT

         THIS CONTRIBUTION AND ASSUMPTION AGREEMENT (this "AGREEMENT") dated as of the 18th day of August 2000, by and between FIRSTCITY FUNDING L.P., a Texas limited partnership ("AUTO") and DRIVE FINANCIAL SERVICES LP, a Texas limited partnership ("DRIVE").

         Auto and Drive may be referred to collectively herein as "PARTIES" and individually as a "PARTY."

                                    RECITALS

         WHEREAS, Auto is engaged in the business of purchasing or originating retail installment sale contracts relating to the sale or refinancing or new or used Automobiles, light trucks, vans or mini-vans, and from time to time has acquired or obtained title to residual interests and other assets related to the business of Auto and its Affiliates; and,

         WHEREAS, as part of the recapitalization of Auto and its Affiliates, Auto seeks to acquire thirty-five and nine tenths' percent (35.9%) of the Membership Interests in Drive in exchange for which Drive agrees to accept certain Assets (as defined below or set forth in Schedule 1.1(a)) of Auto and to assume those liabilities and obligations of Auto set forth in Schedule 1.1(b), (the "ASSUMED LIABILITIES").

         NOW THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this Agreement, no Drive entity is considered an Affiliate of any Auto or IFA entity.

         "Agreement" means this Contribution Agreement, as originally executed and as amended, modified or supplemented from time to time in accordance with its terms.

         "Assets" has the meaning set forth in Schedule 1.1(a).

         "Assumed Liabilities" has the meaning set forth in the Recitals, above.

         "Auto Contribution" has the meaning set out in Section 2.2 herein.

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         "Best Knowledge" means, with respect to Auto or Drive, the actual knowledge of each or any of the persons listed on Schedule 1.1(c), after reasonable investigation and verification.

         "Business Day" means any day that is not a Saturday, Sunday or day on which banks in Texas or New York are authorized to close.

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Consent" has the meaning set forth in Section 4.5(a).

         "Contracts" has the meaning set forth in Section 4.8(a).

         "Cutoff Date" means August 1, 2000.

         "Dealer" means, with respect to a Receivable, the executor of an assignment conveying such Receivable to Drive.

         "Dealer Agreement" means an agreement between Auto and a Dealer relating to the sale of certain installment contracts to Auto or any of its Affiliates and all documents and instruments relating thereto.

         "Dealer Assignment" means, with respect to a Receivable, the assignment executed by a Dealer conveying such Receivable to Drive.

         "Encumbrance" means, with respect to any Property, any mortgage, lien, pledge, charge, easement, trust arrangement, right of way, encroachment, conditional sale or title retention arrangement, security interest or other claim or right of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, such Property.

         "Environmental Laws" means all amicable federal state and local laws including statutes, regulations, ordinances, rules of common law and Governmental Approvals, relating to the protection of public health and welfare and/or the environment, including, without limitation, laws governing Regulated Materials, laws relating to the storage, handling and use of chemicals, and laws relating to the protection of environmentally sensitive areas.

         "Financed Vehicle" means any new or used automobile, light duty truck, van, minivan, or sport utility vehicle, together with all accessories, additions and parts constituting a part thereof and all accessions thereto securing or purporting to secure, an obligor's indebtedness under a Receivable.

         "GAAP" means the United States generally accepted accounting principles as in effect from time to time, consistently applied.

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         "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, certification, exemption, filing, order, judgment, decree, publication, notice, declaration, registration or other similar action with, by, of or to any Governmental Authority.

         "Governmental Authority" means any government, or any governmental department, commission, agency, authority, instrumentality or subdivision, or any judicial or administrative body, whether domestic, foreign, federal, state or local, having jurisdiction over the matter or matters in question.

         "Law" shall mean (a) any administrative, judicial, legislative, or other action, code, consent, decree, constitution, decree, directive, enactment, finding, law, injunction, judgment, order, ordinance, proclamation, regulation, requirement, rule, statute, or writ of a Governmental Authority; or (b) the common law.

         "Losses" has the meaning set forth in Section 7.1 herein.

         "Material Adverse Effect" means any effect (other than as a result of changes in prevailing interest rates, or in GAAP) that is, or could reasonably be expected to be materially adverse to (i) the Assets, or the ability of Auto or Drive to perform its obligations under this Agreement, (ii) the ability of Drive, after the Closing Date, to conduct its business as contemplated by the Parties on such Closing Date, or (iii) the business, properties, operations or condition (final or otherwise) of Drive or any of its Affiliates, after the Closing Date.

         "Member" means equity holder in a general or limited partnership or a limited liability company.

         "Membership Interest" means equity interest in a general or limited partnership or a limited liability company.

         "Parties" has the meaning set forth in the Introduction to this Agreement.

         "Permitted Encumbrance" means (a) Encumbrances listed on Schedule 1.1(d); (b) liens for Taxes not yet due and payable to the extent listed on
Schedule 1.1 (b); (c) easements, rights-of-way, building or use restrictions, exceptions, variances, reservations, or similar Encumbrances of record affecting but not materially interfering with the current or intended use or operation of any of the Assets; and, (d) materialmen's liens on Financed Vehicles constituting collateral for any Receivable.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization or a federal, state, city municipal or foreign government or an agency or political subdivision thereof

         "Preferential Right" has the meaning set forth in Section 4.5(b).

         "Property" means any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

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         "Receivables" has the meaning set forth in Schedule 1.1(a) hereto.

         "Regulated Materials" means any substance regulated under Environmental Laws because of their effect or potential effect on public health and the environment, including, without limitation, "Hazardous Substances," any "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in
Section 10 1 of the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S. C. Section 960 1, "Hazardous Wastes" as that term is defined pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6921, PCBs, chlorinated dioxins and furans, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescibles, and infectious materials.

         "Related Documents" has the meaning set forth in the Securities Purchase Agreement among FirstCity Financial Corporation, a Delaware corporation; FirstCity Consumer Lending Corporation, a Texas corporation; Auto; FirstCity Funding, L.P., a Texas limited partnership; FirstCity Funding GP Corp., a Texas corporation; IFA Drive GP Holdings LLC, a Delaware limited liability company; and, IFA Drive LP Holdings LLC, a Delaware limited liability company, of even date herewith.

         "Retail Contracts" means retail installment loan contracts originated by Auto or an Affiliate of Auto.

         "Returns" has the meaning set forth in Section 4.12.

         "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "Interpretation" Each definition used in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. The headings to the Articles and Sections of this Agreement are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections, Exhibits and Schedules means the Articles, Sections, Exhibits and Schedules of this Agreement. The Exhibits and Schedules referred to throughout this Agreement are hereby incorporated by reference into, and shall be deemed a part of, this Agreement, provided that no Exhibit that consists of a form of agreement or instrument shall be deemed to become effective until executed and delivered by the applicable parties. Unless the context clearly indicates otherwise, the word "including" when used in this Agreement means "including but not limited to," and the words "hereof," "herein" and

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"hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

         Accounting Terms. All accounting terms not defined herein shall have the meanings determined by GAAP.

                                    ARTICLE 2

                       CLOSING; CONTRIBUTIONS; ASSUMPTIONS

         2.1. Closing. The closing of the transactions provided for in this Agreement and the Related Documents (the "CLOSING") shall be held at the offices of Sullivan & Worchester LLP 767 Third Avenue, New York, New York 10017 on August ___, 2000 or at such place or on such other date as may be agreed to in writing by the Parties (the "CLOSING DATE").

         2.2. Auto Contribution. Auto hereby transfers, contributes, and delivers to Drive the Assets set forth in Schedule 1.1(a) (the "AUTO CONTRIBUTION").

         2.3. Drive Contribution. (a) Simultaneous with the Auto Contribution and in consideration thereof, Auto shall receive a thirty-five and nine tenths' percent (35.9%) Membership Interest in Drive.

         2.4 Assumption of Liabilities. As of the Cutoff Date, Drive shall assume the Assumed Liabilities, as set out in Schedule 1.1(b) hereto, and the Parties hereby confirm and agree that on and after the Cutoff Date, Drive shall assume all duties, obligations, and liabilities or claims against Auto related to the securitization transactions or the FCAR - Bank of America warehouse facility (excluding those duties, obligations and liabilities or claims arising under the Master Purchase Agreement dated March 30, 1999, as amended, among Auto, FirstCity Consumer Finance Corporation, and FCAR Receivables L.L.C.); provided however, that Drive shall not assume or otherwise be responsible for any obligations, known or unknown, contingent or direct, asserted or unasserted that arise before the Cutoff Date with respect to the securitization transactions or the FCAR - Bank of America warehouse facility, except as set forth in Schedule 1.1(b), nor any duties, obligations and liabilities of, or claims nor against, Auto or any of its Affiliates (or their respective employees, agents, officers, directors, trustees, representatives, subsidiaries, past or present shareholders, or Affiliates or any predecessor entities), including, without limitation, any obligations to cure existing defaults (known or unknown or asserted or unasserted) and any responsibility for any act, error or omission related to the business of Auto or any of its Affiliates, or the Assets pertaining to the period prior to the Cutoff Date. The assumption of liabilities by Drive under this Section 2.4 shall not constitute a release by Auto or its Affiliates of the duties, obligations, and responsibilities of Auto or its Affiliates under the basic documents of the securitization transactions and the FCAR - Bank of America warehouse facility.

         2.5. Reasonable Efforts to Satisfy Conditions. Each of the Parties shall use its reasonable efforts to cause the deliveries and actions contemplated by this Article 2 to be made or taken, and the conditions to Closing set forth in Article 3 to be satisfied, by the Closing Date.

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         2.6 Post Closing Conduct of Business. The Parties agree and acknowledge and Auto hereby covenants to Drive, that the sole business activities of Auto from and after the Closing Date, will be (i) to hold its limited partnership interest in Drive, (ii) carry out its duties, responsibilities and obligations under the Professional Services Agreement (the "Leasing Agreement") among FirstCity Consumer Lending Corporation, FirstCity Servicing of California Corporation, and Drive, (iii) originate (solely to the extent requested from time to time by Drive) Retail Contracts and sell such Retail Contracts pursuant to the terms and conditions of the Amended and Restated Master Purchase
Agreement dated as of August 18, 2000, among Auto, FirstCity Consumer Finance, FCAR Receivables L.L.C., and Drive Financial Services LP, as directed by, on behalf of, and for the benefit of Drive, (iv) perform its duties, responsibilities and obligations under the subservicing agreements, basic documents, and Related Documents related to the securitization transactions, the FCAR- Bank of America warehouse facility, and the securitization documents assumed by Drive. Drive agrees and covenants to Auto that it will perform all of its duties, responsibilities and obligations under the Leasing Agreement and will cause FCAR Receivables L.L.C. to purchase from Auto all Retail Contracts originated by Auto at the direction of Drive, from and after the Closing Date.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         3.1. Conditions Precedent. (a) The obligation of each Party to consummate the Closing is in each case subject to the satisfaction, or written waiver by Auto and Drive, of the following conditions precedent on or before the Closing Date:

                  (i) There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any United States federal or state court, or any foreign court, of competent jurisdiction or Governmental Authority (which has jurisdiction over the enforcement of any applicable Laws) making illegal or prohibiting the consummation of the transactions contemplated hereby.

                  (ii) All Consents and Governmental Approvals, or registrations, declarations or filings with, or expirations of waiting periods imposed by or agreed with, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained, filed or discharged or shall have occurred.

                  (iii) The certificate of limited partnership of Drive, in the form attached hereto as Schedule 3.1(a)(iii) shall have been filed with the Secretary of State of the State of Delaware.

                  (iv) Central National Bank shall have been instructed to deliver the chattel paper evidencing the Receivables to Drive. However, if such chattel paper is delivered to Auto, Auto will promptly deliver the chattel paper to Drive.

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                  (b) The obligation of Drive to consummate the Closing is
subject to the satisfaction or written waiver by it, of the following conditions precedent on or before the Closing Date:

                  (i) The representations and warranties of Auto made in this Agreement shall be true and correct in all material respects as of the Closing Date (or, to the extent such representation and warranty expressly relates to an earlier date, as of such earlier date) and Auto shall have delivered to Drive an officer's certificate, dated the Closing Date, to such effect.

                  (ii) Auto shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it as of the Closing Date, and Auto shall have delivered to Drive an officer's certificate, dated the Closing Date, to such effect.

                  (iii) Auto shall have furnished or caused to be furnished to Drive a secretary's certificate of Auto attaching thereto board resolutions or other authorizing documents in respect of the transactions contemplated by this Agreement, a certification of the incumbency of those Persons executing this Agreement on behalf of such Person, and true and correct copies of all organizational documents of such Person (including all amendments and supplements thereto).

                  (iv) Auto shall have received any and all required Consents to the transactions contemplated by this Agreement, in form and substance satisfactory to Drive.

                  (v) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Drive and its special counsel, and Drive and its special counsel shall have received all such information and counterpart originals or certified or other copies of such documents and certificates as Drive or such special counsel may reasonably request in connection with the matters contemplated hereby.

                  (vi) Drive shall have received a certificate as to the good standing of and payment of franchise taxes by Auto from the Secretary of State of the State of Texas (to the extent such certificates are generally issued by such Secretary of State), dated as of a date no earlier than ten (10) days prior to the Closing Date.

                  (vii) Auto shall have taken all steps necessary to include Drive as recipient for all notices and other documentation delivered or deliverable to Auto relating to the Assets or Assumed Liabilities, and Drive shall have received all notices and other documentation submitted by or to any Person to give effect to such additional notice requirement.

                  (c) The obligation of Auto to consummate the Closing is subject to the satisfaction, or written waiver by Auto of the following conditions precedent at or before the Closing:

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                  (i) The representations and warranties of Drive shall be true and correct in all material respects (except if such representation or warranty is subject to a materiality or Material Adverse Effect threshold, in which case it shall be true and correct in all respects) as of the Closing Date (or, to the extent such representation and warranty expressly relates to an earlier date, as of such earlier date), other than any representation and warranty the breach of which would not result in a Material Adverse Effect, and Drive shall have delivered to Auto an officer's certificate, dated the Closing Date, to such effect.

                  (ii) Drive shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it as of the Closing Date, and shall have delivered to Auto an officer's certificate, dated the Closing Date, to such effect.

                  (iii) Drive shall have furnished or caused to be furnished to Auto a secretary's certificate of Drive, attaching thereto board resolutions or other authorizing documents in respect of the transaction contemplated by this Agreement, a certification of the incumbency of those Persons executing this Agreement on behalf of such Person, and true and correct copies of all organizational documents of such Person (including all amendments and supplements thereto).

                   (iv) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Auto, and Auto shall have received all such information and counterpart originals or certified or other copies of such documents and certificates as Auto or its special counsel may reasonably request in connection with the matters contemplated hereby and by the other.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AUTO

         Auto represents and warrants to Drive as of the date hereof as follows, and Drive, in agreeing to consummate the transactions contemplated by this Agreement to which it is a Party has relied upon such representations and warranties.

         4.1. Standing. (a) Auto is a corporation duly formed, validly existing and in good standing under the laws of Texas and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) Auto is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the use or ownership of its assets or the conduct of its business requires such license or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

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         4.2. Requisite Authority, Etc. Auto has all requisite power and authority to enter into and perform this Agreement. All necessary action on the part of Auto has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations under this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Auto and constitutes a valid and binding Agreement, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in an proceeding in equity or at law).

         4.3. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Auto with any of the provisions of this Agreement will (i) violate or conflict with any provision of the charter, certificate of formation, articles of incorporation, bylaws or other governing documents of Auto or any Law, judgment, order, writ, decree or injunction applicable to Auto, or (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any Encumbrance upon the Assets or any of the properties or assets of Auto under any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, permit or other instrument or obligation of which such is a party or by which it or any of its assets are bound.

         4.4. Ownership. Auto is the sole beneficial owner of and has good, valid legal and indefeasible title to all of the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         4.5. Consents. (a) Except as set forth on Schedule 4.5, no permit, application, notice, transfer, consent, approval, order, qualification, waiver from or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party (each, a "CONSENT") is required to be made or obtained by Auto or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement and, each such Consent has been obtained and is in full force and effect, and any notice requirements and any waiting period therefor have expired, as of the Closing Date.

                  (b) No right of first refusal, preemptive right, right of first offer and other similar rights to acquire the Assets (each a "PREFERENTIAL RIGHT") are required to be complied with by Auto in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. With respect to each such Preferential Right, Auto and each of its Affiliates has complied with all of the requirements of the underlying agreement which provides such Preferential Right, or the holder thereof has waived its right to exercise such Preferential Right, as of the Closing Date.

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         4.6. Compliance with Law. Auto has been, and on the Closing Date is in compliance in all material respects with all Laws applicable to or otherwise concerning the Assets and the Assumed Liabilities.

         4.7. Litigation Claims. There are no material unsatisfied judgments, claims, proceedings, actions, governmental investigations, orders or lawsuits in existence or, to the Best Knowledge of Auto, threatened against or with respect to, Auto or any of the Assets or Assumed Liabilities, except for judgments, claims, proceedings, actions, governmental investigations, orders or lawsuits involving collection failure or foreclosure proceedings.

         4.8. Contracts and Commitments. (a) Schedule 4.8 reflects a complete and accurate list of each material contract, agreement or letter of intent or written understanding (including all amendments and supplements thereto) entered into by Auto that pertains to the Assets or the Assumed Liabilities (the "Contracts") (it being understood that any contract, agreement or letter of intent or written understanding requiring aggregate payments in excess of $50,000 or with a fixed term of more than one year shall be deemed to be a "material" contract, agreement or letter of intent or written understanding).

                  (b) All of the Contracts either have been entered into and are currently in the name of Auto or its Affiliates, or have been assigned to Auto or its Affiliates (and such assignment has been consented to by all counterparties thereto necessary to make such assignment effective). Except as set forth in the immediately preceding sentence, none of the Contracts has been assigned by Auto or its Affiliates to any third party or is the subject of any Encumbrance (other than Permitted Encumbrances) and, (i) each of the Contracts is a valid and binding obligation of Auto or its Affiliates and, to the Best Knowledge of Auto, is enforceable by the other party or parties thereto and will be enforceable by Drive, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally; (ii) neither Auto nor its Affiliates, nor to the Best Knowledge of Auto any other party thereto, has terminated, canceled, modified or waived any term or condition of any Contract, no such term or condition has been amended and no proposals or discussions with third parties for any such termination, modification, amendment or waiver is ongoing; (iii) neither Auto nor its Affiliates, is in default or alleged to be in default under any Contract, and to the Best Knowledge of Auto, no unasserted claim or dispute under any Contract exists; and (iv) to the Best Knowledge of Auto or its Affiliates, there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default, claim or dispute by Auto or its Affiliates or, to the Best Knowledge of Auto, by any other party thereto, and (v) none of such Contracts contains a right of first refusal or change of control provision that will be triggered by the consummation of the transactions contemplated by this Agreement.

         4.9. Liens. None of the Assets are subject to any Encumbrance, except for Permitted Encumbrances, nor will the transfer of any Assets hereunder cause any Encumbrances to arise.

         4.10. Capitalization and Ownership. Auto and CLC together, own beneficially and of record 100% of the outstanding Member Interests of FCAR Receivables, L.L.C., free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth on Schedule 4.10,

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there are no (i) outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments, arrangements or understandings relating to the issuance by or purchase from Auto of its equity interests, (ii) outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to or any or the key personnel or (iii) voting trusts, proxies or other Agreements or understandings with respect to the voting of Membership Interests to which Auto is party.

         4.11. Financial Statements; Absence of Certain Changes. Prior to the execution of this Agreement, Auto has delivered to Drive the following financial statements, each of which has been certified by the principal financial officer of Auto as being complete and correct in accordance with GAAP: (i) the balance sheet of Auto as of July 31, 2000, and (ii) financial statements for the years ended December 31, 1999, December 31, 1998 and December 31, 1997. Since the date of the financial statements, there has been not event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

         4.12. Taxes. (a) Auto has filed or caused to be filed with the appropriate taxing authorities all federal, state and local tax returns ("RETURNS") which are required to be filed. The Returns accurately reflect all liabilities for Taxes of Auto for the periods up to and including December 31, 1999. All Taxes due by or with respect to Auto, whether or not shown on any Return, have been or will be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the books and records of Auto in accordance with GAAP. There is no dispute or claim concerning any liability for Taxes of Auto or any assets thereof that has been claimed or raised by any Governmental Authority. No Return of Auto or its Affiliates is currently, or has been, the subject of an audit by any taxing authority and no notice of such an audit has been received. Auto has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, Tax filing, or deficiency.

                  (b) All Taxes which Auto is (or was) required by Law to withhold or collect with respect to any payments made in connection with the Assets have been duly withheld or collected, and have been timely paid over to the appropriate authorities to the extent due and payable.

         4.13. Governmental Approvals. No Governmental Approvals are necessary in connection with the Auto's Contribution or the assumption by Drive of any Assumed Liabilities.

         4.14. Employees. Auto is not (i) presently a party to any collective bargaining Agreement, (ii) subject to a legal duty to bargain with any labor organization on behalf of employees, or (iii) operating under any expired collective bargaining agreement. To the Best Knowledge of Auto, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Auto. Since January 1, 1999, Auto has not been a party to, or subject to any pending strike, work stoppage, organizing attempt, picketing, boycott or similar activity.

         4.15. Disclosure. All documents, reports and other written information pertaining to Auto or the Assets or Assumed Liabilities that have been furnished to Drive by or on behalf of

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

Auto, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. There is no fact, event or circumstance that has not been disclosed to Drive in writing, the existence of which could reasonably be expected to have a Material Adverse Effect.

         4.16. Brokers' or Finders' Fees. No agent, broker, investment banker, Person or firm acting on behalf of Auto or any of its Affiliates or under the authority of Auto or any of its Affiliates is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the Parties hereto or any other Person in connection with any of the transactions contemplated hereby.

         4.17. Transfer. The amount paid to Auto hereunder for the Assets represents "fair value" or "reasonably equivalent value" (or words of similar import) under applicable federal and/or state bankruptcy or insolvency laws for such Assets and, accordingly, none of the transfers represents a "fraudulent conveyance" or "fraudulent transfer" (or words of similar import) under applicable federal or state bankruptcy or insolvency laws.

         4.18 Notices to Creditors. Neither Auto nor any of its Affiliates is required by applicable law to deliver any notice to any of its creditors or those of its Affiliates (or any state or local taxing authority) stating that it is about to transfer substantially all of its assets.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF AUTO
                           WITH RESPECT TO RECEIVABLES

         Auto represents and warrants to Drive, with respect to the Receivables and as of the date hereof as follows, and Drive, in agreeing to consummate the transactions contemplated by this Agreement to which it is a Party has relied upon such representations and warranties.

         5.1 Contract Origination Date. Each Receivable has a contract origination date on or before the Cutoff Date.

         5.2 Characteristics of Receivables. Each Receivable (1) is denominated in U.S. dollars and has been originated in the United States of America by Auto or by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in each case in accordance in all material respects with Auto 's credit approval guidelines, and, to the Best Knowledge of Auto, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, (2) was fully and properly executed by the parties thereto, (3) if originated by a Dealer, was purchased by Auto from such Dealer under an existing Dealer Agreement and Dealer Assignment, (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security.

         5.3 Compliance with Law. No Receivable nor the sale of the related Financed Vehicle, at the time the related Receivable was originated or made, contravened in any material respect, or at the date of transfer thereof contravenes in any material respect, any requirements of applicable federal, state and local laws, or regulations thereunder including, without limitation, usury laws, the Federal Truth-in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

         5.4 Security Interest in Financed Vehicle. Except with respect to Receivables that represent a deficiency balance, charge-off or foreclosure, each Receivable has created, or, as to those originated less than 120 days ago, will create when all required procedures are completed by the servicer, a valid, subsisting and enforceable first priority perfected security interest in the related Financed Vehicle in favor of Auto or a custodian for Auto as secured party. Upon the sale hereunder to Drive and compliance by Drive with any applicable statutory requirements, Drive or a custodian for Drive as secured party will have a first priority perfected security interest in the related Financed Vehicle. Such security interests are, or will be upon the completion of all required procedures by the Servicer, prior to all other liens upon, and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, any tax liens or mechanics' liens that may arise after the applicable purchase date).

         5.5 Insurance, Other. Auto, in accordance with its customary procedures, has determined (A) each Obligor, at the time of origination, had obtained or agreed to obtain insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Receivable and (B) no Receivable has force-placed insurance.

         5.6 Title. No Receivable has been sold, transferred, assigned or pledged by Auto to any Person. Auto has good and marketable title to each Receivable, as described in the Assets Schedule and is the sole owner thereof, free and clear of all Liens. As of the Closing Date, no Dealer, or any other Person other than Auto, has a participation in, or other right to receive proceeds of any Receivable. Auto has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         5.7 Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, contribution, transfer and assignment of such Receivable under this Agreement is or shall be unlawful, void or voidable. Auto has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

         5.8 All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Auto or its custodian a first priority perfected ownership interest in the Receivables, have been made.

         5.9 One Original. There is only one original executed copy of each Receivable. Each such original will be delivered to Drive or its designated custodian on or about the Closing Date.

         5.10 Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.11 Title Documents. If any Financed Vehicle was originated in a state in which notation of security interest on the title document is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle, the title document will be received within 180 days and will show, Auto as the original secured party under the related Receivables as the holder of a first priority security interest in such Financed Vehicle, and (B) if any Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Auto as the original secured party under the related Receivable, and in either case, no further action is required under the UCC or any titling statute or act to continue the perfected status of the first priority security interest in the Financed Vehicle against creditors of and transferees from the original Obligor.

         5.12 Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

         5.13 Right to Assign. Auto has the full and unqualified right to assign and transfer such Receivables to Drive hereunder.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF DRIVE

         Drive represents and warrants as of the date hereof to Auto as follows, and Auto has relied upon such representations and warranties.

         6.1. Standing. (a) Drive is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b) Drive is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the use and ownership of its assets or the conduct of its business requires such license or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

         6.2. Requisite Authority. Drive has all requisite power and authority to enter into this Agreement. All necessary action on the part of Drive has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement shall have been duly and validly executed and delivered by it, and constitutes the valid and binding agreement of Drive, enforceable against Drive in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.3. No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof will (i) violate or conflict with any provision of the charter or bylaws or other governing documents of Drive, or any Law, judgment, order, writ, decree or injunction applicable to Drive, or (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Drive under any contract, note, bond, mortgage, indenture, deed of trust, license, lease, Agreement or other instrument or obligation of which Drive is a party or by which it or any of its assets are bound.

         6.4. Consents, Preferential Right. No Consent is required to be made or obtained, and no Preferential Right is required to be complied with by Drive in connection with the execution, delivery and performance of this Agreement or the consummation by it of the transactions contemplated hereby.

         6.5. Brokers' or Finders' Fees. No agent, broker, investment banker, Person or firm acting on behalf of Drive or any of its Affiliates or under the authority of Drive or any of its Affiliates is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the Parties hereto in connection with any of the transactions contemplated hereby.

         6.6. Regulatory Status. Neither Drive nor any of its subsidiaries is a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" under the Public Utility Holding Company Act.


                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1. Auto 's Indemnity. From and after the Closing, Auto shall hold harmless and indemnify Drive, its respective officers, directors, equity holders, employees and agents, and their respective successors and assigns from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including reasonable attorneys fees, accounting fees and costs of investigation, litigation, settlement and judgment and interest) (collectively, the "LOSSES") that may be suffered or incurred by any of them arising from or by reason of any of the following:

         (1) any breach of any representation or warranty made by Auto or any of its Affiliates in this Agreement or contained in any certificate executed by Auto and delivered to Drive by Auto in connection with this Agreement;

         (2) any breach of any covenant made by Auto or any of its Affiliates in this Agreement;

         (3) any failure by Auto or any of its Affiliates to perform, pay or discharge (or cause to be performed, paid or discharged) any liabilities other than Assumed Liabilities;

         (4) any claims, lawsuits or other proceedings arising from transactions contemplated by this Agreement; and,

         (5) all Taxes relating to the income, operations or assets of Auto (other than sales or transfer taxes resulting from this Agreement) imposed on Drive or its Affiliates for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

         7.2 Drive's Indemnity. From and after the Closing, Drive shall hold harmless and indemnify Auto and its respective officers, directors, stockholders, employees and agents, and their respective successors and assigns from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following:

         (1) any breach of any representation or warranty made by Drive in this Agreement or contained in any certificate executed by Drive and delivered to Auto in connection with this Agreement;

         (2) any breach of any covenant made by Drive in this Agreement;

         (3) the failure of Drive to discharge any Assumed Liability or any liability referred to in Section 2.4 herein; and

         (4) any claims arising out of Drive's failure to properly service the Receivables on or after August 1, 2000.

         7.3 Payment of Claims, Right of Offset. The indemnifying party shall pay any claim for which it is responsible hereunder within fifteen (15) days after receipt of notice of such claim. After the expiration of such fifteen (15) days, interest shall accrue at the Fed Funds Rate on claims not paid within this fifteen (15) day period. IN THE EVENT AN INDEMNIFYING PARTY IS REQUIRED TO INDEMNIFY OR MAKE PAYMENTS TO ANY CLAIMANT

UNDER ANY PROVISION OF THIS AGREEMENT, SUCH CLAIMANT SHALL NOT BE ENTITLED TO OFFSET THE AMOUNT OF SUCH REQUIRED INDEMNITY OR ANY CLAIM FROM ANY AND ALL AMOUNTS THAT ANY CLAIMANT, OR ANY AFFILIATE OF A CLAIMANT, NOW OR HEREAFTER OWED OR MAY OWE TO ANY INDEMNIFYING PARTY OR ANY AFFILIATE OF ANY INDEMNIFYING PARTY, HEREUNDER, THEREUNDER OR OTHERWISE.

         7.4 Limitation on Amount.

         Until the total of all Losses with respect to such matters exceeds $250,000.00 and then only for the amount by which such Losses exceed $250,000.00,

         (i) Auto shall have no liability (for indemnification or otherwise) with respect to any of the matters described in this Section 7; and

         (ii) Drive shall have no liability (for indemnification or otherwise) with respect to Section 7.2 (1) herein.

However, this Section 7.4 will not apply to matters arising in respect of any breach of any of the Parties' representations and warranties of which such Party had knowledge at any time prior to the Closing Date or any intentional breach by a Party of any representation, warranty, or obligation of such Party.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

         8.1. Survival of Representations. All representations and warranties in Articles 4, 5 and 6 herein, unless otherwise specified in this Agreement or in any certificate executed and delivered by any Party in connection with this Agreement, shall be true on the date hereof, and on the Closing Date, and such representations and warranties shall continue in full force and effect and shall survive for twenty-four (24) months following the Closing Date (unless such representation and warranty involves Taxes, in which case such representation and warranty shall continue in full force and effect and shall survive for six
(6) years), for the benefit of the Party or Parties for which such representations and warranties were made or any collateral assignee of such Party. No claim shall be made by a Party in respect of such representations and warranties unless it shall have provided written notice of the claim, containing reasonable particulars thereof, to the other Party or Parties within twenty-four
(24) months (or six (6) years, if applicable) following the Closing Date.

         8.2. Amendment. Any amendment to this Agreement must be in writing and executed and delivered by each Party.

         8.3. Notices. Any written notice or communication to any of the Parties required or permitted under this Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt, if sent as follows (or to such other address or facsimile as may be provided in a written notice the other Parties):

         (a) If to Auto:

             P.O. Box 8216 (Mail)
             6400 Imperial Drive (Deliveries Only)
             Waco, Texas  76714-8216
             Facsimile:  254-751-7725
             Attn:  James T. Sartain

         (b) If to Drive:

             8585 North Stemmons Freeway
             Suite 1100-N
             Dallas, Texas  75247
             Facsimile:  214-688-0686
             Attn:  Thomas R. Brower

         8.4. Multiple Counterparts. This Agreement shall be executed upon signature, by delivery or by facsimile, in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.5. Governing, Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS DOCTRINE.

         8.6. Binding Effect. This Agreement shall be binding on all successors and assigns of the Parties and inure to the benefit of the respective permitted successors and assigns of the Parties, except to the extent of any express contrary provision in this Agreement.

         8.7. Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         8.8 Assignment. No Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent may be granted in the sole discretion of such other Party; provided however, that Drive may assign its rights hereunder without the consent of Auto, to IFA Incorporated, as agent or collateral agent, or to any Affiliate of IFA Incorporated with respect to loans made, or agreements to make loans by IFA Incorporated or any of its Affiliates to Drive, such assignment hereby being specifically consented to by Auto.

         8.9. Entire Agreement. This Agreement contains the entire agreement of the Parties relating to the rights granted and obligations assumed in this Agreement and supersedes any other agreement solely between the Parties with respect to the transactions contemplated hereby. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by each Party.

         8.10. No Rights in Third Parties. The provisions of this Agreement are for the benefit of the Parties, and are not intended to be for the benefit of any Person to whom any debts, liabilities or obligations are owed, or who otherwise has any claim against any Party, and no creditor or other Person shall obtain any rights under such provisions or solely by reason of such provisions shall be able to make any claims in respect of any debts, liabilities or obligations against any of the Parties (in each case except as permitted in Section 8.8 with respect to permitted assignees).

         8.11. Consent to Jurisdiction. Each Party agrees that any legal action or proceeding relating to or arising out of this Agreement shall be brought to the exclusive jurisdiction of the courts of the State of Texas (without prejudice to the right of any Party to remove to the United States District Court for Texas or the United States District Court of Texas) in each case except to the extent that any such action or proceeding involves IFA Incorporated or any of its Affiliates, and (subject to the foregoing exception) each Party hereby accepts generally and unconditionally the jurisdiction of such courts. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in Section 8.3 hereof, such service to become effective upon receipt of such mailing. To the fullest extent permitted by applicable law, each Party hereby waives and agrees not to assert by way of motion, defense, counter-claim or otherwise, in any such suit, action, or proceeding, any claim that (a) it is not personally subject to the jurisdiction of any of such courts by reason of any immunity or otherwise, (b) its properties are immune or exempt from setoff, execution or attachment either prior to judgment or in aid of execution or (c) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts.

         8.12. Further Assurance. Each Party agrees that at any time, and from time to time, after the Closing Date, it will do all such things and execute and deliver all such agreements, documents, and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby, and to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient to evidence the intent of this Agreement, including but not limited to those actions, if any, that Drive reasonably asks Auto to take with respect to insurance on the Financed Vehicles.

         8.13. Confidentiality. (a) Except as permitted by paragraph (b) or (c) below, each of the Parties agrees that any press release or public communication of any nature by itself or any of its Affiliates, agents, advisers or representatives concerning or characterizing
(i) the terms of this Agreement, (ii) the business purpose of the transaction, or (iii) the relationship among the Parties, shall be prohibited.

         (b) Except as hereinafter provided, each Party shall treat as confidential the proprietary information of the other Party and use at least the same degree of care as it uses to protect the confidentiality of its own proprietary information of similar kind, to prevent the disclosure of any such information to any third party, unless such confidential information (i) was already in the possession of the receiving Party, or an Affiliate thereof, at the time it obtained such confidential information hereunder, (ii) was or is published or otherwise is or becomes generally available to the public through no fault of such receiving Party or its Affiliate or (iii) was or is made available to such Party or its Affiliate without restriction by any person or entity which is not bound by, and does not impose, an obligation of confidentiality with respect thereto. Further, none of the Parties shall use any such confidential information (other than its own) for any purpose other than in connection with the activities pursuant to this Agreement.

         (c) Notwithstanding the foregoing, the following communications by a Party shall be permitted:

         (1) disclosures to the public or to governmental authorities (including the Securities and Exchange Commission) which are considered necessary by counsel to the receiving Party to maintain compliance with, or to prevent violation of, applicable laws, provided that in any case copies shall be provided to the other Party; and (2) communications to Affiliates and officers, directors, agents, advisors, representatives and employees of such Affiliates, provided the receiving Party shall take reasonable steps to ensure that such Affiliates, officers, directors, agents, advisors representatives and employees use such information and maintain the confidentiality of such communications and information in the manner set forth in this Section 8.13; and

         (2) disclosures to third parties of information relating solely to (but not any confidential information relating to a particular Party that is not an Affiliate of the disclosing Party) which are necessary in connection with any financing requirements of such Party or any of its Affiliates; provided that the disclosing Party shall have delivered to the other Party a confidentiality agreement executed by such third parties in form and substance approved by the other Parties, which approval shall not be unreasonably withheld; provided however, that such confidentiality agreement shall not be required for disclosures to Bank of Scotland, IFA Drive GP Holdings LLC, IFA Drive LP Holdings LLC, or IFA Incorporated.

         (d) The Parties agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this
Section 8.13, the continuation of which breach or threatened breach will cause the injured Parties to suffer irreparable harm. Accordingly, the Parties agree that the injured Party shall be entitled to immediate injunctive relief from any material breach or threatened material breach of any provision of this Section
8.13 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.

         8.14 No Assumed Materiality. Neither the specification of any dollar amount in any representation or warranty nor the mere inclusion of any item in a Schedule as an exception to a representation or warranty shall be deemed an admission by a Party that such item represents a material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



                                  FIRSTCITY FUNDING L.P.

                                  By FirstCity Funding G.P., its general partner

                                          By: __________________________________

                                          Name:

                                          Title:

                                  DRIVE FINANCIAL SERVICES LP

                                  By Drive GP LLC, its general partner

                                          By: __________________________________

                                          Name:

                                          Title:

                                 SCHEDULE 1.1(a)

                                     ASSETS


         All right, title, and interest in and to all of the following assets, free and clear of all Encumbrances other than Permitted Encumbrances (collectively, the "ASSETS"):

         1. Any and all Retail Contracts of Auto, including but not limited to the Retail Contracts attached hereto as Exhibit 1.1(a) - 1 (the "Receivables").

         2. All assets on the itemized list, attached.

         3. Any and all assets used by Auto in its auto finance operations.

                                 SCHEDULE 1.1(b)

                               ASSUMED LIABILITIES


         1. All duties, obligations, and liabilities or claims against Auto related to the securitization transactions or the FCAR Receivables LLC - Bank of America warehouse facility (excluding those duties, obligations and liabilities or claims arising under the Master Purchase Agreement dated March 30, 1999, as amended, among Auto, FirstCity Consumer Finance Corporation, FCAR Receivables LLC, and Drive Financial Services LP), arising on or after the Cutoff Date.

         2. All liabilities and obligations listed on the itemized list, attached.

                                 SCHEDULE 1.1(c)

                                 BEST KNOWLEDGE





James T. Sartain

Jim W. Moore
Thomas R. Brower
Scot A. Foith

                                 SCHEDULE 1.1(d)

                             PERMITTED ENCUMBRANCES

1. Escrow Fund in favor of MBIA Insurance Company.

2. Security interests in the assets of FCAR Receivables LLC held by Norwest Bank Minnesota, N.A. (now Wells Fargo Bank Minnesota, N.A.), as Collateral Agent.

3. Landlord liens under the lease of office space of FirstCity Servicing Corporation of California located in Tustin, California and of FirstCity Funding LP located in Dallas, Texas.

4. Security interests related to financing statements filed with respect to leased equipment.

5. Liabilities shown on Schedule 1.1(b), Assumed Liabilities.

                              SCHEDULE 3.1(a)(iii)

                   CERTIFICATE OF LIMITED PARTNERSHIP OF DRIVE

                                  SCHEDULE 4.5

                                REQUIRED CONSENTS

1.  Consent of MBIA Insurance Corporation.

2.  Consent of Financial Security Assurance Inc.

3.  Consent of Noteholders for FirstCity Auto Receivables Trust 2000-1.

4.  Consent of Lender for FCAR Receivables LLC/BOA Warehouse Facility.

5.  Consent of Noteholders for N.A.F. Auto Receivables Trust 1997-1.

6.  Consent of Noteholders for FirstCity Auto Receivables Trust 1998-1.

7.  Consent of Noteholders for FirstCity Auto Receivables Trust 1998-2.

8.  Consent of Noteholders for FirstCity Auto Receivables Trust 1998-3.

9.  Consent of Noteholders for FirstCity Auto Receivables Trust 1999-1.

10. Consent of Noteholders for FirstCity Auto Receivables Trust 1999-2.

                                  SCHEDULE 4.8

                               MATERIAL CONTRACTS


Attached.

                                  SCHEDULE 4.10

                          CAPITALIZATION AND OWNERSHIP


None.

                                EXHIBIT 1.1(a)-1

                                RETAIL CONTRACTS


Attached.